NEWS
Steve Schmitt
Vice President, Investor Relations

Yum! Brands Reports Full-Year EPS Decline of 9%, or $2.97 Per Share, Excluding Special Items;
Reaffirms Full-Year Guidance of at least 20% EPS Growth in 2014

Louisville, KY (February 3, 2014) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the fourth quarter ended December 28, 2013, including EPS growth of 4%, or $0.86, excluding Special Items. Reported EPS was $0.70 for the quarter and $2.36 for the year.

FULL-YEAR HIGHLIGHTS

●	KFC China sales and profits were significantly impacted by the effects of the December 2012 poultry supply incident, as well as subsequent news of avian flu.
●	Worldwide system sales grew 2%, prior to foreign currency translation, including 5% growth at Yum! Restaurants International (YRI) and 1% growth in the U.S. System sales declined 4% in China.
●	Same-store sales declined 13% in China. Same-store sales grew 1% at YRI and were flat in the U.S.
●	Total international development was 1,952 new restaurants; 82% of this development occurred in emerging markets.
●
Worldwide restaurant margin declined 1.6 percentage points to 15.0%, including a decline of 2.7 percentage points in China. Restaurant margin was even at YRI and increased 0.6 percentage points in the U.S.

●	Worldwide operating profit declined 10%, prior to foreign currency translation, including a decline of 26% in China. Operating profit grew 10% at YRI and 3% in the U.S.
●
Worldwide effective tax rate, prior to Special Items, increased to 28.0% from 25.8% driven primarily by a tax reserve adjustment in the third quarter. This charge impacted reported EPS by 2 percentage points for the full year.

●
A non-cash, Special Items net charge of $258 million related to the write-down of Little Sheep intangible assets was recorded in the third quarter. This charge impacted reported EPS by 16 percentage points for the full year.

●
The company repurchased $550 million of outstanding debt in the fourth quarter and recorded a Special Items net charge of approximately $75 million, primarily due to premiums paid related to this transaction. This impacted reported EPS by 22 percentage points for the quarter and 5 percentage points for the full year.

FOURTH-QUARTER HIGHLIGHTS

●	Worldwide system sales grew 3%, prior to foreign currency translation, including 3% growth in China and 6% growth at YRI. System sales declined 1% in the U.S.
●	Same-store sales declined 4% in China and 2% in the U.S. Same-store sales grew 2% at YRI.
●
Worldwide restaurant margin declined 0.2 percentage points to 14.2%, including declines of 1.4 percentage points at YRI and 0.3 percentage points in the U.S. China restaurant margin increased 0.4 percentage points.

●	Worldwide operating profit grew 2%, prior to foreign currency translation, including 5% in China, 11% at YRI and 2% in the U.S.

	Fourth Quarter			Full Year
	2013	2012	% Change	2013	2012	% Change
EPS Excluding Special Items	$0.86	$0.83	4%	$2.97	$3.25	(9)%
Special Items Gain/(Loss)[1]	$(0.16)	$(0.11)	NM	$(0.61)	$0.13	NM
EPS	$0.70	$0.72	(3)%	$2.36	$3.38	(30)%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items. Special Items for 2013 are primarily related to the Little Sheep impairment, expenses related to the extinguishment of debt, U.S. refranchising gains and Yum! pension settlement charges. Special Items for 2012 comparable periods are primarily related to Yum! pension settlement charges, Little Sheep acquisition gain, U.S. refranchising gains and Pizza Hut UK refranchising.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Fax 502 874-2410 • Web Site www.yum.com/investors

DAVID NOVAK COMMENTS
David C. Novak, Chairman and CEO said, “While 2013 was a challenging year, I’m pleased to report continued progress as we enter 2014 with fourth-quarter EPS growth of 4%, excluding Special Items. More importantly, with the decisive actions we've taken to strengthen our company across the board, we are well positioned to deliver double-digit EPS growth in 2014 and the years ahead.

In China, we strengthened our poultry supply chain, made significant progress rebuilding consumer trust in the KFC brand and made substantial gains in restaurant productivity. At Pizza Hut Casual Dining, we increased our asset base by 28%, grew same-store sales by 4% and expanded breakfast into over 120 restaurants. We also achieved solid unit economics at Pizza Hut Home Service, and intend to scale this business over time. Overall, we opened 740 new restaurants in China, further strengthening our category-leading positions.

Outside of China, our franchise-led system opened over 1,200 new international restaurants, including more than 70% in high-growth emerging markets. Additionally, we continued to make investments ahead of the growth curve in India as we opened over 150 new units. In the U.S., Taco Bell delivered its eighth consecutive quarter of same-store sales growth and we are enthusiastic about our upcoming national breakfast launch. We are also excited about our plans at Pizza Hut to nationally advertise WingStreet and its award-winning chicken wings for the first time.

Importantly, as of January 1, 2014, we combined our Yum! Restaurants International and U.S. divisions into three global brand divisions: KFC, Pizza Hut and Taco Bell. China and India will remain separate divisions given their strategic importance and enormous growth potential. This new structure is designed to drive greater brand focus and lead to even more aggressive global growth.

We are confident we have the people and resources to deliver at least 20% EPS growth in 2014 and re-establish our track record of double-digit EPS growth.”

CHINA DIVISION

	Fourth Quarter				Full Year
			% Change				% Change
	2013	2012	Reported	Ex F/X	2013	2012	Reported	Ex F/X
System Sales Growth			+6	+3			(1)	(4)
Same-Store Sales Growth (%)	(4)	(6)	NM	NM	(13)	+4	NM	NM
Restaurant Margin (%)	14.3	13.9	0.4	0.4	15.4	18.1	(2.7)	(2.7)
Operating Profit ($MM)	220	203	+9	+5	777	1,015	(23)	(26)

●	China Division sales and profits were significantly impacted by the effects of the December 2012 poultry supply incident, as well as subsequent news of avian flu.

●	System sales declined 4% for the year and grew 3% in the quarter, prior to foreign currency translation.
○	KFC same-store sales declined 15% for the year and 4% in the quarter.
○	Pizza Hut Casual Dining same-store sales grew 4% for the year and 5% in the quarter.

●
China Division opened 740 new units during the year, including 282 units in the quarter. For the year, KFC opened 428 new units, Pizza Hut Casual Dining opened 247 new units and Pizza Hut Home Service opened 49 new units.

China Units	Q4 2013	% Change[2]
Traditional Restaurants[1]	6,243	+9
KFC	4,563	+7
Pizza Hut Casual Dining	1,060	+28
Pizza Hut Home Service	203	+28
1 Total includes East Dawning and Little Sheep units
2 Represents year-over-year change

●
Restaurant margin decreased 2.7 percentage points to 15.4% for the year, driven by significant sales deleverage, which was partially offset by restaurant operating efficiencies. Restaurant margin increased 0.4 percentage points to 14.3% for the quarter. Excluding Little Sheep, restaurant margin was 16.2% for the year and 15.5% for the quarter.

●	Foreign currency translation positively impacted operating profit by $23 million for the year and $8 million for the quarter.

YUM! RESTAURANTS INTERNATIONAL (YRI) DIVISION

	Fourth Quarter				Full Year
			% Change				% Change
	2013	2012	Reported	Ex F/X	2013	2012	Reported	Ex F/X
Traditional Restaurants	15,110	14,500	+4	NA	15,110	14,500	+4	NA
System Sales Growth			+1	+6			+1	+5
Restaurant Margin (%)	12.7	14.1	(1.4)	(1.4)	12.9	12.9	Even	Even
Franchise & License Fees ($MM)	296	283	+5	+9	940	879	+7	+10
Operating Profit ($MM)	235	224	+5	+11	760	715	+6	+10
Operating Margin (%)	23.5	21.6	1.9	2.5	24.5	21.8	2.7	3.1

●
YRI Division system sales increased 5% for the year and 6% for the quarter, prior to foreign currency translation. The system sales increases were driven by record new-unit development and same-store sales growth of 1% for the year and 2% for the quarter.

○
Emerging markets system sales grew 11% for the year, driven by 7% unit growth and 4% same-store sales growth. For the quarter, system sales grew 11%, driven by 7% unit growth and 3% same-store sales growth.

○
Developed markets system sales grew 1% for the year, including 1% unit growth. Same-store sales were even. For the quarter, system sales grew 3%, driven by 1% unit growth and 1% same-store sales growth.

●	YRI opened a record 1,055 new units in 78 countries. This included 488 new units in the fourth quarter.
○ For the year, 703 of these units were opened in emerging markets.
○ 89% of all new units during the year were opened by franchisees.
●	Restaurant margin was even for the year. Restaurant margin declined 1.4 percentage points for the quarter, as a result of margin performance in KFC UK.
●
Operating profit growth was 10% for the year, prior to foreign currency translation. This included a benefit of 3 percentage points from refranchising the Pizza Hut UK Dine-In business in the fourth quarter of 2012.

●	Foreign currency translation negatively impacted operating profit by $25 million for the year and $14 million for the quarter.

YRI MARKETS[1]		SYSTEM Sales Growth Ex F/X
	Percent of YRI[2]	Fourth Quarter (%)	Full Year (%)
Franchise
Asia (ex Japan)	17%	+5	+6
Latin America	11%	+8	+7
Japan	9%	(3)	(6)
Middle East[3]	8%	+13	+7
Continental Europe	6%	+5	+3
Canada	6%	+2	Even

Combined Company / Franchise
UK	12%	+3	+1
Australia / New Zealand	11%	+4	+4
Thailand	2%	+4	+9
Korea	2%	+4	+5

Key Growth
Africa	7%	+6	+13
France	4%	+10	+7
Russia	3%	+47	+48
Germany / Netherlands	2%	+12	+14
1 See website www.yum.com under tab "Investors" for a list of the countries within each of the YRI markets
2 Percentage of Total YRI System Sales for Full Year 2013
3 Middle East excludes Turkey, which was acquired from a franchisee in the second quarter

U.S. DIVISION

	Fourth Quarter			Full Year
	2013	2012	% Change	2013	2012	% Change
Same-Store Sales Growth (%)	(2)	+3	NM	-	+5	NM
Restaurant Margin (%)	16.4	16.7	(0.3)	16.9	16.3	0.6
Franchise and License Fees ($MM)	251	247	+1	837	802	+4
Operating Profit ($MM)	182	180	+2	684	666	+3
Operating Margin (%)	21.2	19.0	2.2	23.2	19.9	3.3

●
U.S. Division same-store sales were flat for the year; including growth of 3% at Taco Bell, and declines of 2% at Pizza Hut and KFC. Same-store sales decreased 2% for the quarter, including declines of 4% at Pizza Hut and 5% at KFC. This was offset by 1% growth at Taco Bell, marking the eighth consecutive quarter of same-store sales growth.

●	Net unit growth was 77 for the full year. This was the second consecutive year of net unit growth in the U.S.
●	Operating profit growth was 3% for the year. Excluding the impact of refranchising, operating profit growth was 6%.

INDIA DIVISION

●
India Division system sales increased 20% for the year and 22% for the quarter, prior to foreign currency translation. The system sales increase was driven by unit growth of 24%, and offset by a 1% decline in same-store sales for the year and a 4% decline for the quarter.

India Units	Q4 2013	% Change[2]
Traditional Restaurants[1]	733	+24
KFC	361	+29
Pizza Hut Casual Dining	191	+6
Pizza Hut Home Service	176	+36
1 Total includes 5 Taco Bell units
2 Represents year-over-year change

OWNERSHIP UPDATE

●
For the year in the U.S., we refranchised 214 units, primarily related to Taco Bell, for proceeds of $220 million. We recorded pre-tax U.S. refranchising gains of $91 million in Special Items. At year end, our company ownership in the U.S. was 10%.

OTHER ITEMS UPDATE

●	In the fourth quarter, we increased our annual dividend rate to $1.48 per share. This 10% increase marked the ninth consecutive year the dividend increased at a double-digit percentage rate.
●	For the full year, we repurchased 10.9 million shares totaling $750 million at an average price of $69.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. Eastern Time Tuesday, February 4, 2014. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at 12:45 p.m. Eastern Time Tuesday, February 4, through midnight Tuesday, March 4, 2014. To access the playback, dial 855/859-2056 in the United States and 404/537-3406 internationally. The playback pass code is 40244877.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' Web site, www.yum.com/investors and selecting “Q4 2013 Earnings Conference Call” under “Investment Events.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details and definitions of terms are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food safety and food-borne illness issues; economic conditions, consumer preferences, adverse publicity, tax rates, the regulatory environment, increased competition and other risks in China, where a significant and growing portion of our restaurants are located; economic and political conditions in the other countries where we operate; the success of our international development strategy; commodity, labor and other operating costs; our ability to secure and maintain distribution and adequate supply to our restaurants; the continued viability and success of our franchise and license operators; the impact or threat of any widespread illness or outbreaks of viruses or other diseases; a deterioration of the value or perception of our brands; our ability to manage the accelerating impact of social media; the impact of a potential suspension of our independent auditor; pending or future litigation and legal claims or proceedings; our ability to recruit, develop and retain effective leaders and other key executives; new and changing government regulations; our effective tax rates and disagreements with taxing authorities; our ability to protect the integrity and security of individually identifiable data of our customers and employees; changes in accounting standards or the underlying assumptions, estimates or judgments relating to financial reporting; our ability to protect our service marks and other intellectual property; changes in global economic conditions, including consumer spending, consumer confidence and unemployment; competition within the retail food industry, including with respect to price and quality, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties; and risks associated with the Little Sheep business. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 40,000 restaurants in more than 125 countries and territories. Yum! is ranked #201 on the Fortune 500 List with revenues of over $13 billion in 2012 and in 2013 was named among the top 100 Corporate Citizens by Corporate Responsibility Magazine. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opened over five new restaurants per day, making it a leader in international retail development.

Analysts are invited to contact
Steve Schmitt, Vice President Investor Relations, at 888/298-6986
Donny Lau, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Virginia Ferguson, Director Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/28/13	12/29/12	B/(W)	12/28/13	12/29/12	B/(W)

Company sales	$3,590	$3,585	—	$11,184	$11,833	(5)
Franchise and license fees and income	589	568	4	1,900	1,800	6
Total revenues	4,179	4,153	1	13,084	13,633	(4)

Company restaurant expenses
Food and paper	1,188	1,162	(2)	3,669	3,874	5
Payroll and employee benefits	798	834	4	2,499	2,620	5
Occupancy and other operating expenses	1,095	1,070	(2)	3,333	3,358	1
Company restaurant expenses	3,081	3,066	—	9,501	9,852	4

General and administrative expenses	479	560	14	1,412	1,510	6
Franchise and license expenses	50	49	(2)	158	133	(19)
Closures and impairment (income) expenses	21	28	25	331	37	NM
Refranchising (gain) loss	(13)	(37)	(66)	(100)	(78)	29
Other (income) expense	(10)	(18)	(41)	(16)	(115)	(86)
Total costs and expenses, net	3,608	3,648	1	11,286	11,339	—

Operating Profit	571	505	13	1,798	2,294	(22)
Interest expense, net	153	42	NM	247	149	(66)
Income before income taxes	418	463	(10)	1,551	2,145	(28)
Income tax provision	103	127	19	487	537	9
Net income - including noncontrolling interests	315	336	(6)	1,064	1,608	(34)
Net income (loss) - noncontrolling interests	(6)	(1)	NM	(27)	11	NM
Net income - YUM! Brands, Inc.	$321	$337	(5)	$1,091	$1,597	(32)

Effective tax rate	24.6%	27.5%	2.9 ppts.	31.4%	25.0%	(6.4 ppts.)

Effective tax rate before special items	27.4%	26.4%	(1.0 ppts.)	28.0%	25.8%	(2.2 ppts.)

Basic EPS Data
EPS	$0.72	$0.74	(3)	$2.41	$3.46	(30)
Average shares outstanding	448	457	2	452	461	2

Diluted EPS Data
EPS	$0.70	$0.72	(3)	$2.36	$3.38	(30)
Average shares outstanding	458	468	2	461	473	3

Dividends declared per common share	$0.74	$0.67		$1.41	$1.24

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/28/13	12/29/12	B/(W)	12/28/13	12/29/12	B/(W)

Company sales	$2,237	$2,105	6	$6,800	$6,797	—
Franchise and license fees and income	35	31	15	105	101	4
Total revenues	2,272	2,136	6	6,905	6,898	—

Company restaurant expenses
Food and paper	750	701	(7)	2,258	2,312	2
Payroll and employee benefits	453	444	(2)	1,360	1,259	(8)
Occupancy and other operating expenses	713	668	(7)	2,132	1,993	(7)
Company restaurant expenses	1,916	1,813	(6)	5,750	5,564	(3)
General and administrative expenses	124	121	(3)	357	334	(7)
Franchise and license expenses	5	3	(27)	13	9	(41)
Closures and impairment (income) expenses	16	5	NM	30	9	NM
Other (income) expense	(9)	(9)	6	(22)	(33)	(33)
	2,052	1,933	(6)	6,128	5,883	(4)
Operating Profit	$220	$203	9	$777	$1,015	(23)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	33.5	33.3	(0.2 ppts.)	33.2	34.1	0.9 ppts.
Payroll and employee benefits	20.3	21.1	0.8 ppts.	20.0	18.5	(1.5 ppts.)
Occupancy and other operating expenses	31.9	31.7	(0.2 ppts.)	31.4	29.3	(2.1 ppts.)
Restaurant margin	14.3%	13.9%	0.4 ppts.	15.4%	18.1%	(2.7 ppts.)

Operating margin	9.7%	9.5%	0.2 ppts.	11.3%	14.7%	(3.4 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
YUM! RESTAURANTS INTERNATIONAL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/28/13	12/29/12	B/(W)	12/28/13	12/29/12	B/(W)

Company sales	$702	$751	(7)	$2,159	$2,402	(10)
Franchise and license fees and income	296	283	5	940	879	7
Total revenues	998	1,034	(3)	3,099	3,281	(6)

Company restaurant expenses
Food and paper	244	246	1	748	787	5
Payroll and employee benefits	164	184	11	508	599	15
Occupancy and other operating expenses	205	215	5	625	705	12
Company restaurant expenses	613	645	5	1,881	2,091	10
General and administrative expenses	129	139	6	394	414	5
Franchise and license expenses	21	16	(25)	65	50	(29)
Closures and impairment (income) expenses	(1)	17	NM	(1)	19	NM
Other (income) expense	1	(7)	NM	—	(8)	(94)
	763	810	6	2,339	2,566	9
Operating Profit	$235	$224	5	$760	$715	6

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	34.8	32.7	(2.1 ppts.)	34.7	32.8	(1.9 ppts.)
Payroll and employee benefits	23.4	24.5	1.1 ppts.	23.5	24.9	1.4 ppts.
Occupancy and other operating expenses	29.1	28.7	(0.4 ppts.)	28.9	29.4	0.5 ppts.
Restaurant margin	12.7%	14.1%	(1.4 ppts.)	12.9%	12.9%	-

Operating margin	23.5%	21.6%	1.9 ppts.	24.5%	21.8%	2.7 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
UNITED STATES DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/28/13	12/29/12	B/(W)	12/28/13	12/29/12	B/(W)

Company sales	$614	$700	(12)	$2,116	$2,550	(17)
Franchise and license fees and income	251	247	1	837	802	4
Total revenues	865	947	(9)	2,953	3,352	(12)

Company restaurant expenses
Food and paper	179	203	12	615	740	17
Payroll and employee benefits	175	202	13	615	751	18
Occupancy and other operating expenses	159	179	10	529	643	18
Company restaurant expenses	513	584	12	1,759	2,134	18
General and administrative expenses	143	145	3	427	467	9
Franchise and license expenses	24	30	16	78	74	(6)
Closures and impairment (income) expenses	5	6	35	5	9	41
Other (income) expense	(2)	2	NM	—	2	NM
	683	767	11	2,269	2,686	16
Operating Profit	$182	$180	2	$684	$666	3

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	29.0	29.0	-	29.0	29.0	-
Payroll and employee benefits	28.5	28.9	0.4 ppts.	29.1	29.5	0.4 ppts.
Occupancy and other operating expenses	26.1	25.4	(0.7 ppts.)	25.0	25.2	0.2 ppts.
	16.4%	16.7%	(0.3 ppts.)	16.9%	16.3%	0.6 ppts.

Operating margin	21.2%	19.0%	2.2 ppts.	23.2%	19.9%	3.3 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	12/28/2013	12/29/2012
ASSETS
Current Assets
Cash and cash equivalents	$573	$776
Accounts and notes receivable, less allowance: $11 in 2013 and $12 in 2012	319	301
Inventories	294	313
Prepaid expenses and other current assets	286	272
Deferred income taxes	123	127
Advertising cooperative assets, restricted	96	136
Total Current Assets	1,691	1,925

Property, plant and equipment, net of accumulated depreciation and amortization of $3,391 in
2013 and $3,139 in 2012	4,459	4,250
Goodwill	889	1,034
Intangible assets, net	638	690
Investments in unconsolidated affiliates	53	72
Other assets	566	575
Deferred income taxes	399	467
Total Assets	$8,695	$9,013

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,929	$2,036
Income taxes payable	169	97
Short-term borrowings	71	10
Advertising cooperative liabilities	96	136
Total Current Liabilities	2,265	2,279

Long-term debt	2,918	2,932
Other liabilities and deferred credits	1,244	1,490
Total Liabilities	6,427	6,701

Redeemable noncontrolling interest	39	59

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 443 shares and 451 shares issued in 2013 and 2012, respectively	—	—
Retained earnings	2,102	2,286
Accumulated other comprehensive income (loss)	64	(132)
Total Shareholders' Equity - YUM! Brands, Inc.	2,166	2,154
Noncontrolling interests	63	99
Total Shareholders' Equity	2,229	2,253
Total Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity	$8,695	$9,013
 See accompanying notes.

YUM! Brands, Inc.
Consolidated Statements of Cash Flows
(amounts in millions)

	Year ended
	(unaudited)
	12/28/13	12/29/12
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$1,064	$1,608
Depreciation and amortization	721	665
Closures and impairment (income) expenses	331	37
Refranchising (gain) loss	(100)	(78)
Contributions to defined benefit pension plans	(23)	(119)
Pension Plan settlement charges	30	89
Gain upon acquisition of Little Sheep	—	(74)
Losses and other costs related to the extinguishment of debt	120	—
Deferred income taxes	(24)	28
Equity income from investments in unconsolidated affiliates	(26)	(47)
Distribution of income received from unconsolidated affiliates	43	41
Excess tax benefit from share-based compensation	(44)	(98)
Share-based compensation expense	49	50
Changes in accounts and notes receivable	(12)	(18)
Changes in inventories	18	9
Changes in prepaid expenses and other current assets	(21)	(14)
Changes in accounts payable and other current liabilities	(102)	9
Changes in income taxes payable	81	126
Other, net	34	80
Net Cash Provided by Operating Activities	2,139	2,294

Cash Flows - Investing Activities
Capital spending	(1,049)	(1,099)
Proceeds from refranchising of restaurants	260	364
Acquisitions	(99)	(543)
Changes in restricted cash	—	300
Other, net	2	(27)
Net Cash Used in Investing Activities	(886)	(1,005)

Cash Flows - Financing Activities
Proceeds from long-term debt	599	—
Repayments of long-term debt	(666)	(282)
Short-term borrowings, by original maturity
More than three months - proceeds	56	—
More than three months - payments	(56)	—
Three months or less, net	—	—
Revolving credit facilities, three months or less, net	—	—
Repurchase shares of Common Stock	(770)	(965)
Excess tax benefit from share-based compensation	44	98
Employee stock option proceeds	37	62
Dividends paid on Common Stock	(615)	(544)
Other, net	(80)	(85)
Net Cash Used in Financing Activities	(1,451)	(1,716)
Effect of Exchange Rate on Cash and Cash Equivalents	(5)	5
Net Decrease in Cash and Cash Equivalents	(203)	(422)
Cash and Cash Equivalents - Beginning of Period	776	1,198
Cash and Cash Equivalents - End of Period	$573	$776
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present results in 2013 and 2012 on a basis before Special Items.  Included in Special Items are U.S. refranchising gain (loss), YUM pension settlement charges in 2013 and 2012, charges associated with the impairment of certain Little Sheep assets in 2013, the gain upon acquisition of Little Sheep in 2012, charges relating to U.S. General and Administrative ("G&A") productivity initiatives and realignment of resources, losses associated with the refranchising of the Pizza Hut UK dine-in business and losses related to the extinguishment of debt in 2013. These amounts are described in (c), (d), (e), (f), (g) and (h) in the accompanying notes. Other Special Items Income (Expense) in the year ended 2012 includes the depreciation reductions from Pizza Hut UK and KFC U.S. restaurants impaired upon our decision or offer to refranchise that remained Company stores for some or all of the periods presented and gains from real estate sales related to our previously refranchised Mexico business.

The Company uses earnings before Special Items as a key performance measure of results for the purpose of evaluating performance internally and Special Items are not included in any of our segment results.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present results, excluding items in the quarters and years to date ended December 28, 2013 and December 29, 2012 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter ended		Year ended
	12/28/13	12/29/12	12/28/13	12/29/12
Detail of Special Items
U.S. Refranchising gain (loss)(c)	$9	$69	$91	$122
YUM pension settlement charges(d)	(6)	(84)	(10)	(84)
Little Sheep impairment(e)	—	—	(295)	—
Gain upon acquisition of Little Sheep(e)	—	—	—	74
Charges relating to U.S. G&A productivity initiatives and realignment of resources(f)	—	—	(5)	—
Losses associated with the refranchising of the Pizza Hut UK dine-in business(g)	—	(46)	(1)	(70)
Other Special Items Income (Expense)	(3)	1	(2)	16
Special Items Income (Expense) - Operating Profit	—	(60)	(222)	58
Losses related to the extinguishment of debt - Interest Expense, net(h)	(118)	—	(118)	—
Special Items Income (Expense) before income taxes	(118)	(60)	(340)	58
Tax Benefit (Expense) on Special Items	44	10	41	1
Special Items Income (Expense), net of tax - including noncontrolling interests	$(74)	$(50)	$(299)	$59
Special Items Income (Expense), net of tax - noncontrolling interests	—	—	19	—
Special Items Income (Expense), net of tax - Yum Brands, Inc.	(74)	(50)	(280)	59
Average diluted shares outstanding	458	468	461	473
Special Items diluted EPS	$(0.16)	$(0.11)	$(0.61)	$0.13

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit Before Special Items	$571	$565	$2,020	$2,236
Special Items Income (Expense) - Operating Profit	—	(60)	(222)	58
Reported Operating Profit	$571	$505	$1,798	$2,294

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS Before Special Items	$0.86	$0.83	$2.97	$3.25
Special Items EPS	(0.16)	(0.11)	(0.61)	0.13
Reported EPS	$0.70	$0.72	$2.36	$3.38

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate Before Special Items	27.4%	26.4%	28.0%	25.8%
Impact on Tax Rate as a result of Special Items	(2.8)%	1.1%	3.4%	(0.8)%
Reported Effective Tax Rate	24.6%	27.5%	31.4%	25.0%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 12/28/13	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$2,272	$998	$865	$44	$—	$4,179

Company restaurant expenses	1,916	613	513	39	—	3,081
General and administrative expenses	124	129	143	9	74	479
Franchise and license expenses	5	21	24	—	—	50
Closures and impairment (income) expenses	16	(1)	5	1	—	21
Refranchising (gain) loss	—	—	—	—	(13)	(13)
Other (income) expense	(9)	1	(2)	—	—	(10)
	2,052	763	683	49	61	3,608
Operating Profit (loss)	$220	$235	$182	$(5)	$(61)	$571

Quarter Ended 12/29/12	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$2,136	$1,034	$947	$36	$—	$4,153

Company restaurant expenses	1,813	645	584	28	(4)	3,066
General and administrative expenses	121	139	145	8	147	560
Franchise and license expenses	3	16	30	—	—	49
Closures and impairment (income) expenses	5	17	6	—	—	28
Refranchising (gain) loss	—	—	—	—	(37)	(37)
Other (income) expense	(9)	(7)	2	—	(4)	(18)
	1,933	810	767	36	102	3,648
Operating Profit (loss)	$203	$224	$180	$—	$(102)	$505

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year Ended 12/28/13	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$6,905	$3,099	$2,953	$127	$—	$13,084

Company restaurant expenses	5,750	1,881	1,759	111	—	9,501
General and administrative expenses	357	394	427	27	207	1,412
Franchise and license expenses	13	65	78	2	—	158
Closures and impairment (income) expenses	30	(1)	5	2	295	331
Refranchising (gain) loss	—	—	—	—	(100)	(100)
Other (income) expense	(22)	—	—	—	6	(16)
	6,128	2,339	2,269	142	408	11,286
Operating Profit (loss)	$777	$760	$684	$(15)	$(408)	$1,798

Year Ended 12/29/12	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$6,898	$3,281	$3,352	$102	$—	$13,633

Company restaurant expenses	5,564	2,091	2,134	79	(16)	9,852
General and administrative expenses	334	414	467	24	271	1,510
Franchise and license expenses	9	50	74	—	—	133
Closures and impairment (income) expenses	9	19	9	—	—	37
Refranchising (gain) loss	—	—	—	—	(78)	(78)
Other (income) expense	(33)	(8)	2	—	(76)	(115)
	5,883	2,566	2,686	103	101	11,339
Operating Profit (loss)	$1,015	$715	$666	$(1)	$(101)	$2,294

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Consolidated Summary of Results, Consolidated Balance Sheets
and Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Amounts presented as of and for the quarter and year ended December 28, 2013 are preliminary.

(b)
Other (income) expense for the China Division primarily consists of equity income (loss) from investments in unconsolidated affiliates. The year ended December 29, 2012 also includes costs related to the acquisition of Little Sheep Group Limited ("Little Sheep").

(c)
During the quarter and year ended December 28, 2013, we recorded gains of $9 million and $91 million, respectively, related to refranchising in the U.S., primarily at Taco Bell. During the quarter and year ended December 29, 2012, we recorded gains of $69 million and $122 million, respectively, related to refranchising in the U.S., primarily at Taco Bell. We have traditionally not allocated refranchising (gains) losses for segment reporting purposes.  Additionally, U.S. refranchising (gains) losses have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).

(d)
During the fourth quarter of 2012 and continuing through 2013, the Company allowed certain former employees with deferred vested balances in our U.S. pension plans an opportunity to voluntarily elect an early payout of their pension benefits. The majority of these payouts were funded from existing pension plan assets. The Company recorded pre-tax settlement charges of $6 million and $10 million in the quarter and year ended December 28, 2013, respectively, and $84 million in the quarter and year ended December 29, 2012 as a result of these payouts. The charges were recorded in General and administrative expenses and were not allocated for segment reporting purposes and are reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).

(e)
On February 1, 2012 we acquired an additional 66% interest in Little Sheep for $540 million, net of cash acquired of $44 million, increasing our ownership to 93%.  The acquisition was driven by our strategy to build leading brands across China in every significant category.  Prior to our acquisition of this additional interest, our 27% interest in Little Sheep was accounted for under the equity method of accounting.  As a result of the acquisition we obtained voting control of Little Sheep, and thus we began consolidating Little Sheep upon acquisition.  As required by GAAP, we remeasured our previously held 27% ownership in Little Sheep, which had a recorded value of $107 million at the date of acquisition, at fair value and recognized a non-cash gain of $74 million.  This gain, which resulted in no related income tax expense, was recorded in Other (income) expense on our Condensed Consolidated Statement of Income during the quarter ended March 24, 2012.

During the quarter ended September 7, 2013, we recorded an impairment charge for certain Little Sheep assets totaling $258 million (net of income tax benefit of $18 million and amounts allocated to noncontrolling interests of $19 million). This charge was driven by a write down in goodwill from $384 million to $162 million and a write down in trademark from $414 million to $345 million. The gain upon acquisition and the impairment charge were not allocated for segment reporting purposes and were reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).

(f)
During the quarter ended September 7, 2013, as part of our U.S. G&A productivity initiatives and realignment of resources, we recorded a one-time charge of $5 million related to the outsourcing of certain information technology, accounting and payroll services. This charge was not allocated for segment reporting purposes and was reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).

(g)
During the quarter ended December 29, 2012, we refranchised our remaining 331 Pizza Hut UK dine-in restaurants and recorded a loss of $46 million to Refranchising (gain) loss. During the quarter ended March 24, 2012, we recorded pre-tax losses of $24 million to Refranchising (gain) loss primarily to adjust the carrying amount of the asset group to its then estimated fair value. These losses were not allocated for segment reporting purposes and were reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).

For the quarter ended December 28, 2013, the refranchising of the Pizza Hut UK dine-in restaurants decreased Company sales by 14% and increased Franchise and license fees and income and Operating Profit by 1% and 3%, respectively, for the YRI Division. For the year ended December 28, 2013, the refranchising of the Pizza Hut UK dine-in restaurants decreased Company sales by 18% and increased Franchise and license fees and income and Operating Profit by 2% and 3%, respectively, for the YRI Division.

(h)
During the fourth quarter of 2013, we completed a cash tender offer to repurchase $550 million of our Senior Unsecured Notes due either March 2018 or November 2037. This transaction resulted in $120 million of losses, $118 million of which was classified as Interest expense, net in our Consolidated Statement of Income. The repurchase of the Senior Unsecured Notes was funded primarily by proceeds received of $599 million from the issuance of new Senior Unsecured Notes. These losses were not allocated for segment reporting purposes and were reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).

(i)
At the beginning of fiscal 2013 we eliminated the period lag that we previously used to facilitate the reporting of our India Division's results. Accordingly, the India Division's 2013 fourth quarter results include the months of September through December 2013, and the 2013 full year results include the months of January through December 2013. Due to the immateriality of the India Division's results we did not restate the prior year operating results for the elimination of this period lag and therefore the 2012 fourth quarter results continue to include the months of August through November 2012 and the 2012 full year results include the months of December 2011 through November 2012. However, we have presented India Division system sales growth, same-store sales growth and restaurant unit growth within this release by comparing September through December 2013 to September through December 2012 for the fourth quarter and January through December 2013 to January through December 2012 for the full year to enhance comparability.